CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the reference to our Firm under the heading "Auditor" in the Statement of Additional Information of Fidelity Oxford Street Trust: Fidelity Four-in-One Index Fund which is included in Post-Effective Amendment No. 47 to the Registration Statement on Form N-1A.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Boston, Massachusetts
June 23, 1999